SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                 May 11, 1999
               Date of Report (Date of earliest event reported)



                              TCA CABLE TV, INC.
            (Exact name of registrant as specified in its charter)


                                     Texas
                (State or other jurisdiction of incorporation)

          0-11478                                     75-1798185
     (Commission File Number)                      (IRS Employer
                                                   Identification No.)


                    3015 SSE Loop 323, Tyler, Texas, 75701
(Address of principal executive offices)                            (Zip Code)


                                (903) 559-3701
             (Registrant's telephone number, including area code)
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Item 5.   Other Events.

          TCA Cable TV, Inc., a Texas corporation (the "registrant" or "TCA Cable"), Cox Communications, Inc., a Delaware corporation ("Cox"), and Cox Classic Cable, Inc., a Delaware corporation and a wholly-owned subsidiary of Cox ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of May 11, 1999 (the "Merger Agreement"), whereby TCA Cable will be merged with and into Merger Sub, with Merger Sub as the surviving entity (the "Merger").

          As a result of the Merger, each outstanding share of TCA Cable common stock will be converted into the right to receive cash and/or Class A common stock, par value $1.00 per share, of Cox (the "Cox Common Stock"). Stockholders of the registrant can elect to receive for each share of TCA Cable common stock all cash ($62.50), all stock (at a fixed exchange rate of 0.7418), or half cash and half stock. Stockholders electing all cash or all stock may be prorated so that the aggregate consideration paid by Cox does not exceed half cash and half stock.

          While the Merger Agreement prohibits TCA Cable from soliciting competing acquisition proposals, TCA Cable may, until June 9, 1999, provide non-public information to, and engage in negotiations and substantive discussions with respect to, an acquisition proposal made to TCA Cable. Furthermore, subject to compliance with the terms of the Merger Agreement and payment of a $92.5 million dollar fee to Cox, TCA Cable may terminate the Merger Agreement and accept a superior proposal.

          The closing of the Merger is subject to certain conditions, includ-ing the approval of the common stockholders of TCA Cable and the receipt of all necessary regulatory approvals, including approvals from the Federal Communications Commission and pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          Concurrently with the execution and delivery of the Merger Agreement, TCA Cable, Cox and certain stockholders of the registrant entered into a Voting Agreement (the "Voting Agreement"). Under the Voting Agreement, the stockholders commit to vote for the approval of the Merger and against any competing acquisition proposals until the Voting Agreement terminates.

          In connection with the Merger Agreement, TCA Cable's Board of Directors has amended its Rights Agreement dated as of January 15, 1998 in order to render the rights issued thereunder inapplicable to the Merger Agreement, the Voting Agreement and the transactions contemplated thereby.

          Copies of the Merger Agreement, the Voting Agreement, the First Amendment to the Rights Agreement and the press release, dated May 11, 1999, issued by TCA Cable relating to the above-described transactions, are

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attached as an exhibit to this report and are incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits.

          The following exhibit is filed with this report:

                 Exhibit
                 Number     Description

                 2.1 Agreement and Plan of Merger, dated as of May 11, 1999, by and among Cox Communications, Inc.,
                            Cox Classic Cable, Inc. and TCA Cable TV, Inc.
                 4.1 Voting Agreement, dated as of May 11, 1999, by and among TCA Cable TV, Inc., Cox Communications, Inc. and certain Stockholders of TCA Cable TV, Inc.
                 4.2 Form of First Amendment to the Rights Agreement dated as of January 15, 1998, by and between TCA Cable TV, Inc. and ChaseMellon Securities Services, L.L.C.
                 99.1 Press release of the registrant, issued May 12, 1999, regarding the Merger.


























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                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TCA Cable TV, Inc.


                                   By: /s/ Jimmie F. Taylor
                                       ---------------------------
                                      Name:  Jimmie F. Taylor
                                      Title:  Senior Vice President, Chief
                                              Financial Officer and Treasurer


Dated: May 12, 1999





























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                                 EXHIBIT INDEX

 Exhibit                Description                 Page
 Number
   2.1    Agreement and Plan of Merger, dated
          as of May 11, 1999, by and among Cox
          Communications, Inc., Cox Classic Cable,
          Inc. and TCA Cable TV, Inc.

   4.1    Voting Agreement, dated as of May 11,
          1999, by and among TCA Cable TV,
          Inc., Cox Communications, Inc. and
          certain Stockholders of TCA Cable TV,
          Inc.

   4.2    Form of First Amendment to the Rights
          Agreement dated as of January 15,
          1998, by and between TCA Cable TV,
          Inc. and ChaseMellon Securities
          Services, L.L.C.

  99.1    Press release of the registrant,
          issued May 12, 1999, regarding the
          Merger.